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                                  EXHIBIT 5.1
                                                            LANSING, MICHIGAN
                                                        WEST PALM BEACH, FLORIDA
                                                              TAMPA, FLORIDA

                               December 16, 1996




Mechanical Dynamics, Inc.
2301 Commonwealth Blvd.
Ann Arbor, Michigan  48105


Ladies and Gentlemen:

         We have represented Mechanical Dynamics, Inc., a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum of 911,671 of the Company's Common Shares, par value $.01 per share (the "Common Shares"), to be issued pursuant to the Mechanical Dynamics, Inc. 1993 Stock Option Plan, the Mechanical Dynamics, Inc. Employee Stock Purchase Plan, the Mechanical Dynamics, Inc. 1996 Stock Incentive Plan for Key Employees or the Mechanical Dynamics, Inc. Non-Employee Director Stock Option Plan (collectively, the "Plans").

         Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that (i) the Common Shares to be offered by the Company under the Plans pursuant to the Registration Statement have been duly authorized and, (ii) when issued and sold by the Company in accordance with the Plans and the stock options exercised thereunder, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                               Very truly yours,


                               HONIGMAN MILLER SCHWARTZ AND COHN